UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
May 5, 2010

FRESH DEL MONTE PRODUCE INC.
(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Services Limited
Walker House, 87 Mary Street
George Town, Grand Cayman, KY1-9002
Cayman Islands
(Address of Registrant's Principal Executive Office)

(305) 520-8400
(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company
241 Sevilla Avenue
Coral Gables, Florida  33134
(Address of Registrant's U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Fresh Del Monte Produce Inc. (the “Company”) held its Annual General Meeting of Shareholders on May 5, 2010.  A total of 57,593,440 Ordinary Shares or 91% of the Ordinary Shares issued and outstanding as of the March 11, 2010 record date were represented in person or by proxy.  The proposals presented at the Annual General Meeting of Shareholders are described in detail in the Company’s Proxy Statement for the 2010 Annual General Meeting of Shareholders filed with the Securities and Exchange Commission on March 25, 2010.

Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1

To elect the following directors to Class I of the Board of Directors, each to hold office for a three-year term.

	For	Against	Abstain	Broker Non- Vote
Amir Abu-Ghazaleh	53,958,666	1,267,590	400	2,367,184
Salvatore H. Alfiero	53,958,666	1,267,590	232,801	2,367,184
Edward L. Boykin	53,958,666	1,267,590	233,091	2,367,184

Proposal 2

To approve and adopt the Company’s financial statements for the 2009 fiscal year ended January 1, 2010.

For	Against	Abstain
55,021,338	67,110	2,504,992

Proposal 3

To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm to the Company for the 2010 fiscal year ending December 31, 2010.

For	Against	Abstain
57,149,954	233,495	209,991

Proposal 4

To approve and adopt the 2010 Non-Employee Directors Equity Plan.

For	Against	Abstain	Broker Non-Vote
44,544,792	10,469,046	212,818	2,366,784

Proposal 5

To approve and adopt the Performance Incentive Plan for Senior Executives.

For	Against	Abstain
53,680,481	1,331,880	214,295

Proposal 6

The approve and adopt the Long-Term Incentive Plan.

For	Against	Abstain
54,060,244	951,308	215,104

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresh Del Monte Produce Inc.

Date:	May 7, 2010	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President & Chief Financial Officer